UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2023
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LIANBIO
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-40947	98-1594670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Drive, Suite 309 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (609) 486-2308
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares, each representing 1 ordinary share, $0.000017100448 par value per share	LIAN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.
Departure of Chief Executive Officer
On December 19, 2023, LianBio (the “Company”) announced that Yizhe Wang, the Company’s Chief Executive Officer and member of the Company’s board of directors (the “Board”), has decided to resign as Chief Executive Officer and as a member of the Board, effective December 16, 2023, to pursue other business and professional interests and opportunities. The Company thanks Dr. Wang for his many contributions to the growth and success of the business during his tenure with the Company.
On December 16, 2023, the Company entered into a separation agreement with Dr. Wang (the “Separation Agreement”), pursuant to which Dr. Wang will be entitled to the following benefits:
•60 days’ pay in lieu of notice at his final base rate of pay;
•Severance payment in the amount of $1,525,000 in equal installments twice per month for one (1) year beginning on January 1, 2024 and subsidized COBRA payments for up to 12 months; and
•Accelerated vesting for a portion of his outstanding options and RSUs and the extension of the exercise period for a portion of his vested options.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending on December 31, 2023.
Appointment of Interim Chief Executive Officer
In connection with Dr. Wang’s departure, effective December 16, 2023, the Board appointed Adam Stone, member of the Board, as Interim Chief Executive Officer of the Company, until his successor is appointed or his earlier death, resignation or removal.
Mr. Stone (44) has served as a member of our Board since October 2019. Since July 2021 and February 2021, respectively, Mr. Stone has served as the Chief Executive Officer of ARYA Sciences Acquisition Corp V and ARYA Sciences Acquisition Corp IV, respectively, and as a member of their boards of directors. Mr. Stone has also served as a member of the boards of directors of Solid Biosciences since November 2015 and Immatics since July 2020. Mr. Stone also serves on the board of directors of Xontogeny LLC. Mr. Stone previously served as the chief executive officer and a member of the board of directors of ARYA Sciences Acquisitions Corps I, II, and III. Mr. Stone joined Perceptive, a life sciences focused investing firm and affiliate of the Company, in 2006 and has served as Chief Investment Officer since 2012 and is a member of the internal investment committees of Perceptive’s credit opportunities and venture funds. Mr. Stone previously served as a Senior Analyst at Ursus Capital from 2001 to 2006, where he focused on biotechnology and specialty pharmaceuticals. Mr. Stone has also served as a member of the boards of directors of Solid Biosciences since November 2015 and Immatics since July 2020. Mr. Stone earned a bachelor’s degree in molecular biology from Princeton University.
Mr. Stone will remain as a director of the Company. No formal employment agreement has been entered into between Mr. Stone and the Company, and Mr. Stone will not be compensated for his service as the Interim Chief Executive Officer of the Company.
There are no family relationships between Mr. Stone and any director, executive officer or nominees thereof of the Company. There are no related party transactions between the Company and Mr. Stone that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.
Item 7.01. Regulation FD Disclosure
A copy of the press release announcing the above-described management changes is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

99.1	Press release issued by LianBio, dated December 19, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIANBIO

By:	/s/ Brianne Jahn
Brianne Jahn
Chief Business Officer
Date: December 19, 2023